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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
City National Corporation:

We consent to incorporation by reference in this Registration Statement on Form S-8 of City National Corporation of our report, dated January 14, 1999, relating to the consolidated financial statements of City National Corporation and its subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998, annual report on Form 10-K of City National Corporation incorporated herein by reference.




                                                 /s/ KPMG LLP
                                                 --------------------------
                                                 KPMG LLP


Los Angeles, California
September 22, 1999